Exhibit 99.1
Tallgrass Energy Announces Fourth Quarter & Full Year 2018 Results and 2019 Guidance

•	Fourth Quarter 2018 Net Income, Adjusted EBITDA and Cash Available for Dividends of $124.9 million, $241.1 million, and $198.7 million

•	Fourth Quarter 2018 Cash Available for Dividends of $0.7100 per share, Declared Dividend of $0.5200 per share, resulting in dividend coverage of 1.36x

•	2018 Pro Forma Net Income, Pro Forma Adjusted EBITDA, Pro Forma Cash Available for Dividends and dividend coverage of $455.9 million, $860.4 million, $711.5 million and 1.26x

•	Pony Express average daily long-haul throughput volumes of approximately 366,000 bbls/d during the fourth quarter of 2018 and approximately 336,000 bbls/d for the year
LEAWOOD, Kan.--(BUSINESS WIRE)--Jan. 31, 2019--Tallgrass Energy, LP (NYSE: TGE) ("TGE") today reported financial and operating results for the fourth quarter and full year 2018.
"Tallgrass Energy delivered an outstanding year in 2018 and is poised for another record-breaking year in 2019," said President and CEO David G. Dehaemers Jr. "Some of the most notable accomplishments in 2018 include the merger of TEGP and TEP that aligned the interests of all of our stakeholders; exceeding the high end of our financial guidance; growing the company through organic projects and accretive acquisitions; and obtaining an investment grade credit rating. In addition, we have a number of transformative projects under development that we believe will further position Tallgrass as one of the leading midstream energy infrastructure companies in America."
Fourth Quarter Dividend
As previously announced, the board of directors of TGE's general partner declared a quarterly cash dividend of $0.5200 per Class A share for the fourth quarter of 2018. This quarterly dividend represents $2.08 per Class A share on an annualized basis, a sequential increase of 2.0 percent from the third quarter 2018 dividend and an increase of 41.5 percent from the fourth quarter 2017 dividend. The quarterly dividend will be paid on Thursday, Feb. 14, 2019, to Class A shareholders of record as of the close of business on Thursday, Jan. 31, 2019.

Tallgrass Energy, LP, Summary Financial Information

Three Months Ended December 31, 2018	Year Ended December 31, 2018
(in thousands, except coverage and per unit data)	As Reported (1)	Pro Forma (2)	As Reported (1)

Net income	$124,945	$455,934	$467,671
Net income attributable to noncontrolling interests	(65,166)	(235,167)	(330,544)
Net income attributable to TGE	59,779	220,767	137,127
Add:
Interest expense, net	38,257	133,319	95,465
Depreciation and amortization expense(3)	29,204	109,708	74,998
Distributions from unconsolidated investments	104,345	387,148	302,364
Deficiency payments, net(3)	7,238	21,830	14,443
Non-cash compensation expense(4)	3,896	10,666	8,634
Loss on debt retirement	—	2,245	2,245
Deferred income tax expense	20,211	67,446	55,709
Net income attributable to Exchange Right Holders	63,449	229,039	208,618
Less:
Equity in earnings of unconsolidated investments	(83,962)	(306,819)	(237,197)
Gain on disposal of assets(3)	(1,242)	(10,659)	(4,630)
Non-cash gain related to derivative instruments(3)	(34)	(4,252)	(3,340)
Adjusted EBITDA(5)	$241,141	$860,438	$654,436
Less:
Cash interest cost	(36,681)	(127,973)	(91,590)
Maintenance capital expenditures, net(3)	(5,767)	(20,956)	(14,176)
Cash Available for Dividends(5)	198,693	711,509	548,670
Less:
Dividends to Class A (TGE)	(81,304)	(266,389)
Dividends to Class B (Exchange Right Holders)	(64,422)	(251,715)
Distribution to TEP public unitholders	—	(46,391)
Amounts in excess of dividends	$52,967	$147,014
Dividend coverage	1.36	x	1.26	x

Class A shares outstanding(6)	156,354	156,354
Class B shares outstanding(6)	123,888	123,888
Total Shares outstanding	280,242	280,242

Cash Available for Dividend per share	$0.7100	$2.5400
Dividend per share	$0.5200	$2.0150

(1)
As reported amounts presented are based on actual Tallgrass Equity, LLC ("Tallgrass Equity") ownership in Tallgrass Energy Partners, LP ("TEP") net of noncontrolling interests associated with the TEP common units held by the public prior to the closing of the TEP Merger Transaction, which was effective June 30, 2018.

(2) Indicated amounts presented for the year ended Dec. 31, 2018, are on a pro forma basis (excluding dividend/distribution figures, dividend coverage figures and Class A and Class B shares outstanding) assuming that our combination transaction with TEP (the "TEP Merger Transaction") had closed on Jan. 1, 2018.

(3)	Net of noncontrolling interest in joint ventures.

(4)
Represents TGE's portion of non-cash compensation expense related to Equity Participation Shares and TEP Equity Participation Units, excluding amounts allocated to Tallgrass Development, LP ("TD") prior to the merger of TD into Tallgrass Development Holdings, LLC, a wholly owned subsidiary of Tallgrass Equity, on Feb. 7, 2018.

(5)	Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

(6)	Class A and B shares represent the actual number of shares as of the dividend record date for the fourth quarter 2018.
Tallgrass Energy 2019 Financial Outlook and Guidance
Tallgrass Energy expects its Adjusted EBITDA to be $965 million - $1.035 billion, Cash Available for Dividends of $760 - $835 million and dividend coverage in excess of 1.25x for the year ending Dec. 31, 2019. Additionally, management expects dividend growth of 6 - 8 percent for TGE.
Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss fourth quarter and 2018 results and 2019 Guidance at 3:30 p.m. Central Time on Thursday, Jan. 31, 2019. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.
Tallgrass Energy, LP Merger Adjusted Segment Overview(1)
The following summary provides a reconciliation of the operating income and Segment Adjusted EBITDA for each of our reporting segments with the amounts adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. Merger Adjusted Segment Adjusted EBITDA is a Non-GAAP Measure. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
	(in thousands)
Natural Gas Transportation
Operating income	$15,948	$17,524	$69,586		$67,434
Add:
Depreciation and amortization expense	4,903	4,812	19,442		19,181
Distributions from unconsolidated investment	102,589	77,116	380,731		304,663
Other income, net	615	1,105	2,866		1,912
Less:
Non-cash gain related to derivative instruments	—	—	—		(116)
Merger Adjusted Segment Adjusted EBITDA(3)	$124,055	$100,557	$472,625		$393,074

Less:
Merger Adjustments	—	(53,115)	(95,401)		(212,096)
Segment Adjusted EBITDA as Reported	$124,055	$47,442	$377,224	(4)	$180,978	(4)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
	(in thousands)
Crude Oil Transportation
Operating income	$76,772	$44,708	$258,308		$190,170
Add:
Depreciation and amortization expense(2)	13,650	17,499	54,149		57,172
Deficiency payments, net (2)	(2,035)	2,441	9,584		28,160
Less:
Non-cash gain related to derivative instruments(2)	—	—	—		(432)
Adjusted EBITDA attributable to noncontrolling interests	—	(909)	(350)		(3,804)
Merger Adjusted Segment Adjusted EBITDA(3)	$88,387	$63,739	$321,691		$271,266

Less:
Merger Adjustments	—	(28,738)	(82,361)		(130,481)
Segment Adjusted EBITDA as Reported	$88,387	$35,001	$239,330	(4)	$140,785	(4)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
	(in thousands)
Gathering, Processing & Terminalling
Operating income	$12,858	$12,525	$51,565		$33,453
Add:
Depreciation and amortization expense(2)	8,829	2,250	31,303		16,102
Non-cash (gain) loss related to derivative instruments	(34)	1,895	(4,252)		2,659
(Gain) loss on disposal of assets(2)	(1,242)	665	(10,659)		(654)
Distributions from unconsolidated investments	1,756	—	6,417		1,963
Deficiency payments, net(2)	8,883	(2,578)	10,694		(1,658)
Other (expense) income, net	(132)	—	182		142
Less:
Adjusted EBITDA attributable to noncontrolling interests	(1,717)	(2,349)	(5,778)		(2,695)
Merger Adjusted Segment Adjusted EBITDA(3)	$29,201	$12,408	$79,472		$49,312

Less:
Merger Adjustments	—	(6,772)	(20,269)		(33,229)
Segment Adjusted EBITDA as Reported	$29,201	$5,636	$59,203	(4)	$16,083	(4)

(1)	Segment reporting does not include corporate general and administrative costs or intersegment eliminations.

(2)	Net of noncontrolling interest in joint ventures.

(3)	Represents Adjusted EBITDA which is a non-GAAP measure. For additional detail see "Non-GAAP Measures" below.

(4)	As expected to be reported in the Form 10-K for the year ended Dec. 31, 2018.

Rockies Express Pipeline LLC Summary Financial Information
TEP acquired a 25 percent interest in Rockies Express Pipeline LLC ("REX") effective May 6, 2016, and an additional 24.99 percent interest in REX effective March 31, 2017. Tallgrass Equity acquired a 25.01 percent interest in REX effective Feb. 7, 2018. The financial results of TGE subsequent to Feb. 7, 2018, include its aggregate 75 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and 12 months ended Dec. 31, 2018 and 2017, presented to provide additional information on REX's financial results. REX's Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Rockies Express Pipeline LLC
Net income	$99,141	$86,819	$369,480	$458,004
Add:
Interest expense, net	32,426	41,976	149,958	167,955
Depreciation and amortization expense	54,947	54,830	219,603	218,390
Other non-cash loss	—	—	2,769	—
Less:
Change in contract asset	(15,575)	—	(62,300)	—
Adjusted EBITDA	170,939	183,625	679,510	844,349
Less:
Cash interest cost	(31,713)	(41,142)	(146,843)	(164,618)
Maintenance capital expenditures	(1,839)	(3,518)	(15,809)	(12,844)
Distributable Cash Flow	$137,387	$138,965	$516,858	$666,887

Distributions to Members	$(136,787)	$(154,256)	$(522,693)	$(669,869)
Contributions from Members	$15,561	$19,583	$576,434	$91,977
Financial Leverage(1)	2.97x	2.95x	2.97x	2.95x
(1) Calculated in accordance with the definitions in REX's revolving credit facility.
Annual Report
TGE expects to file its 2018 Annual Report on Form 10-K with the Securities and Exchange Commission ("SEC") on or about Feb. 8, 2019. A copy of the report will be available for viewing through a link on the Tallgrass Energy website at www.tallgrassenergy.com or on the SEC's website at www.sec.gov.
TGE shareholders may request a hard copy of the Annual Report on Form 10-K (including complete audited financial statements) free of charge. Requests should be communicated in writing to Tallgrass Energy, LP; Attention: Investor Relations, 4200 W. 115th Street, Suite 350, Leawood, KS 66211.

Non-GAAP Measures
Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow are non-GAAP supplemental financial measures that TGE management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded midstream infrastructure companies, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make dividends to our shareholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.
We believe that the presentation of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow be considered alternatives to available cash or other definitions in our partnership agreement. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments and deficiency payments received from or utilized by our customers. In addition, Adjusted EBITDA at Rockies Express excludes the impact of other non-cash gains or losses and includes the impact of the change in contract asset, which represents the cumulative amount by which the revenue recognized exceeds the actual cash collected from the customer. We also use Cash Available for Dividends and Distributable Cash Flow, which we generally define as Adjusted EBITDA, less cash interest costs, maintenance capital expenditures, and certain cash reserves permitted by our governing documents. Adjusted EBITDA and Cash Available for Dividends are both calculated and presented at the Tallgrass Equity level, before consideration of noncontrolling interest associated with the Exchange Right Holders or calculating distributions from Tallgrass Equity to us, on one hand, and to the Exchange Right Holders, on the other. We believe calculating these measures at Tallgrass Equity provides investors the most complete picture of our overall financial and operational results and provides a consistent metric for period over period comparisons that is not impacted by any future exercises by the Exchange Right Holders of the right to exchange TGE Class B Shares and Tallgrass Equity Units for an equal number of TGE Class A Shares (the "Exchange Right"), which does not have a dilutive effect on TGE's net income per share. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
In this press release we have also presented Merger Adjusted Segment Adjusted EBITDA for each of our reporting segments. We define Merger Adjusted Segment Adjusted EBITDA as Adjusted EBITDA for such segment as adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. We believe that the presentation of this measure on a merger adjusted basis provides useful information to investors in assessing our financial condition and results of operations for each of our reporting segments because the accounting treatment of our ownership interests in TEP prior to the TEP Merger Transaction and the impact of non-controlling interests for the period was significantly impacted by the TEP Merger Transaction during the period but is not representative of the comparable measures during our historical periods. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Tallgrass Energy, LP Merger Adjusted Segment Overview" above.

We are unable to project net cash provided by operating activities or net income attributable to TGE to provide the related reconciliation of projected Adjusted EBITDA and Cash Available for Dividends to the most comparable financial measures calculated in accordance with GAAP, because the impact of changes in operating assets and liabilities and the volume and timing of deficiency payments received and utilized from our customers are out of our control and cannot be reasonably predicted. We provide a range for the forecasts of Adjusted EBITDA and Cash Available for Dividends to allow for the variability in the timing of cash receipts and disbursements, customer utilization of our assets, and maintenance capital spending and the impact on the related reconciling items, many of which interplay with each other. The timing of maintenance capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. Therefore, the reconciliation of projected Adjusted EBITDA to projected net cash provided by operating activities and net income attributable to TGE and the reconciliation of projected Cash Available for Dividends to projected net cash provided by operating activities is not available without unreasonable effort.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include TGE's 2019 Financial Outlook and Guidance and the timing of TGE's filing of its 2018 Annual Report on Form 10-K. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation's most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(303) 763-3568
phyllis.hammond@tallgrassenergylp.com